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Filed Pursuant to Rule 424b(3)
Registration No. 333-77627

SUPPLEMENT TO PROSPECTUS
DATED NOVEMBER 12, 1999
33,598 SHARES OF KEYSTONE PROPERTY TRUST
COMMON STOCK $0.001 PAR VALUE

REGISTRATION NO. 333-77627

        On May 28, 2003, an aggregate of 33,598 OP Units were transferred by means of gift from the Michael J. Falcone Family Trust No. 2, as to 16,799 OP Units, and from Mark G. Falcone, as to the remaining 16,799 OP Units, to The Nature Conservancy (the "Donee"). Subsequently, all of the OP Units were converted by the Donee into Common Shares on a 1:1 basis.

        The above-referenced Prospectus is hereby supplemented to update the table of selling security holders as follows:

	Shares Owned Before Offering			Shares Owned After Offering
Name	Number	Percentage	Registered Shares	Number	Percentage
Michael J. Falcone Family Trust No. 2	38,968	0.25%	38,968	0	0%
Mark G. Falcone	30,988	0.20%	30,988	0	0%
The Nature Conservancy	56,675	0.37%	56,675	0	0%

The date of this Prospectus Supplement is June 12, 2003

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SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 12, 1999 33,598 SHARES OF KEYSTONE PROPERTY TRUST COMMON STOCK $0.001 PAR VALUE